EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

2200 South Utica Place

Suite 150

Tulsa, Oklahoma 74114

(539) 444-8002

November 29, 2023

TO:	Energy Evolution Master Fund, Ltd.
c/o E2 Investment Advisors LLC
25025 Interstate 45, STE 420
The Woodlands, Texas 77380

The undersigned, Empire Petroleum Corporation, a Delaware corporation (the “Company”), hereby agrees with you as follows, effective as of the date above written:

1.	Authorization and Sale of the Common Stock.

1.1       Authorization. The Company represents that it has authorized the issuance to you pursuant to the terms and conditions hereof 1,256,832 shares of its common stock, par value $0.001 per share (the “Common Stock”).

1.2       Sale. Subject to the terms and conditions hereof, on the Purchase Date (as defined Section 2 below), the Company shall issue and sell to you, and you shall purchase from the Company, the Common Stock for an aggregate purchase price of $10,054,657.53, of which (a) $2,000,000 was advanced to the Company by you on November 22, 2023, (b) $3,000,000 shall be paid in cash to the Company via wire transfer as set forth below, and (c) $5,054,657.53 shall be paid through cancellation and extinguishment of the outstanding principal amount and all accrued interest thereon under that certain Amended and Restated Promissory Note due December 31, 2024, in the original aggregate principal amount of $5,000,000 (the “EEF Note”), issued by the Company’s wholly-owned subsidiary, Empire North Dakota LLC, to you (collectively, the “Purchase Price”).

2.	Payment of Purchase Price; Delivery.

Upon the execution of this Agreement, you shall deliver to the Company (a) wire funds or a check payable to the Company in the amount of the cash portion of the Purchase Price and (b) the original of the EEF Note marked “CANCELLED”. Upon receipt of the cash portion of the Purchase Price and the cancelled EEF Note from you (the “Purchase Date”), the Company shall promptly issue and deliver to you the Common Stock.

Routing Number:

FBO: Empire Petroleum Corporation

Account Number:

2200 South Utica Place, Suite 150

Tulsa, Oklahoma 74114

3.	Representations and Warranties of the Company.

The Company hereby represents and warrants to you as follows:

3.1      Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a materially adverse effect on the Company, the conduct of its business or the ownership or operation of its properties. The Company’s Amended and Restated Certificate of Incorporation, Certificate of Designation of Series A Voting Preferred Stock, and Amended and Restated Bylaws, which have been filed as attachments to the Company’s reports it files with Securities and Exchange Commission (the “SEC”), are true, correct and complete, and contain all amendments through the date of this Agreement.

3.2       Corporate Power. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company has now, and will have at the Purchase Date, all requisite legal and corporate power to enter into this Agreement, to sell the Common Stock hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3       Capitalization. The authorized capital stock of the Company consists of 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of Series A preferred stock, par value $0.001 per share. There are issued and outstanding approximately 22,892,280 shares of common stock and six shares of Series A preferred stock. The issued and outstanding shares of common stock and Series A preferred stock are fully paid and nonassessable. Except as disclosed in the Disclosure Materials (as defined in Section 4.1(a) below), there are no outstanding options, warrants or other rights, including preemptive rights, entitling the holder thereof to purchase or acquire shares of common stock of the Company.

3.4       Authorization.

(a)       All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Common Stock pursuant hereto and the performance of the Company’s obligations hereunder has been taken or will be taken prior to the Purchase Date. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors’ rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

(b)       The Common Stock, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such Common Stock and will be subject to restrictions on transfer under state and/or Federal securities laws, and as may be required by future changes in such laws.

(c)       No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Common Stock or of any other capital stock of the Company.

3.5       Compliance with Instruments. The Company is not in violation of any terms of its Amended and Restated Certificate of Incorporation, Certificate of Designation of Series A Voting Preferred Stock, and Amended and Restated Bylaws, or, to the knowledge of the Company, any judgment, decree or order applicable to it. The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Common Stock pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the knowledge of the Company, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company.

3.6       Litigation, etc. Except as disclosed in the Disclosure Materials, there are no actions, proceedings or, to the knowledge of the Company, investigations pending which might result in any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

3.7       Governmental Consent, etc. Except as may be required in connection with any filings required under the Federal securities laws and/or the securities laws of any state due to the offer and sale of the Common Stock pursuant to this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock or the consummation of any other transaction contemplated hereby.

3.8       Securities Registration and Filings. The outstanding shares of the Company’s Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has filed all reports required by Section 13 or 15(d) of the Exchange Act during the last two fiscal years. All of such reports were, at the time they were filed, complete and accurate in all material respects and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.	Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

4.1       Representations and Warranties by Purchaser. You represent and warrant to the Company as follows:

(a)       You have reviewed the following copies of the Company’s (all of which, including the exhibits thereto, are collectively referred to as the “Disclosure Materials”):

(i)	Current Report on Form 8-K filed on November 13, 2023 located at [html address]

(ii)	Quarterly Report on Form 10Q for quarter ended September 30, 2023 located at [html address]

(iii)	Current Report on Form 8-K filed on November 13, 2023 located at [html address]

(iv)	Current Report on Form 8-K filed on November 1, 2023 located at [html address]

(v)	Current Report on Form 8-K filed on October 12, 2023 located at [html address]

(vi)	Current Report on Form 8-K filed on September 25, 2023 located at [html address]

(vii)	Current Report on Form 8-K filed on August 15, 2023 located at [html address]

(viii)	Quarterly Report on Form 10-Q for quarter ended June 30, 2023 located at [html address]

(ix)	Current Report on Form 8-K filed on July 13, 2023 located at [html address]

(x)	Current Report on Form 8-K filed on June 15, 2023 located at [html address]

(xi)	Current Report on Form 8-K filed on May 16, 2023 located at [html address]

(xii)	Quarterly Report on Form 10-Q for quarter ended March 31, 2023 located at [html address]

(xiii)	Current Report on Form 8-K filed on May 4, 2023 located at [html address]

(xiv)	2022 Annual Report filed on May 2, 2023 located at [html address]

(xv)	2023 Proxy Statement on Schedule 14A filed on May 1, 2023 located at [html address]

(xvi)	Current Report on Form 8-K filed on April 3, 2023 located at [html address]

(xvii)	Annual Report on Form 10-K for year ended December 31, 2022 located at [html address]

You have also reviewed the Company’s Amended and Restated Certificate of Incorporation, Certificate of Designation of Series A Voting Preferred Stock, and Amended and Restated Bylaws.

(b)       You are experienced in evaluating and investing in companies such as the Company. You are able to bear the full economic risk of your investment in the Common Stock. Further, you understand that the Common Stock purchased hereby is of a highly speculative nature and could result in the loss of your entire investment.

(c)       You have been furnished by the Company with all information requested concerning the proposed operations, affairs and current financial condition of the Company. Such information and access have been available to the extent you consider necessary and advisable in making an intelligent investment decision. In addition, you have received and reviewed copies of the Disclosure Materials and have had the opportunity to discuss the Company’s business, management and financial affairs with its Chief Executive Officer and President or Chief Financial Officer. You understand that such discussions, as well as the Disclosure Materials and any other written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d)       The Common Stock to be acquired by you will be acquired, solely for your account, for investment purposes only and not with a view to the resale or distribution thereof, are not being purchased for subdivision or fractionalization thereof, and you have no contract, undertaking, agreement or arrangement with any person to sell or transfer such Common Stock to any person and do not intend to enter into such contract or arrangement.

(e)       You understand that the Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), nor are they registered or qualified under the blue sky or securities laws of any state, by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 3(b) or 4(2) of the Securities Act and available exemptions from the registration requirements of any applicable state securities laws. You further understand that the Common Stock must be held by you indefinitely and you must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(f)       You have the full right, power and authority to enter into and perform this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon you, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors’ rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

(g)       You are an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC.

By initialing one of the categories below, the undersigned represents and warrants that the undersigned comes within the category so initialed and has truthfully set forth the factual basis or reason the undersigned comes within that category. ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I	______	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the undersigned's spouse, presently exceeds U.S. $1,000,000.

Explanation. In calculation of net worth the undersigned may not include equity in the undersigned’s primary residence, however the undersigned can include equity in all other real estate. The calculation of net worth may also include the undersigned’s personal property, cash, short term investments, stocks and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property. Any debt that secures the undersigned’s primary residence can be excluded from liabilities in calculating the undersigned’s net worth, as long as the debt does not exceed the fair market value of the property (except that if the amount of such debt outstanding at the time of the undersigned’s purchase of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability). If, however, the amount of the debt exceeds the fair market value of the primary residence and the mortgagee or other lender has recourse to the undersigned personally for any deficiency, that excess liability should be deducted from the undersigned's net worth.

Category II	______	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of U.S. $200,000 in each of the two most recent years, or joint income with the undersigned's spouse in excess of $300,000 in each of the two most recent years, and has a reasonable expectation of reaching the same income level in the current year.

Category III	______	The undersigned otherwise meets the definition of “Accredited Investors” as defined in Section 230.501(a) of the Act.

(i)       You were not offered the Common Stock by means of general solicitations, publicly disseminated advertisements or sales literature.

4.2       Legends. The instrument representing the Common Stock shall be endorsed with the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE COMPANY SHALL HAVE BEEN FURNISHED AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER ANY OF SUCH ACTS.

In addition, the instrument representing the Common Stock shall be endorsed with any other legend required by any state securities laws. The Company need not register a transfer of legended Common Stock and may also instruct its transfer agent not to register the transfer of the Common Stock, unless one of the conditions specified in each of the foregoing legends is satisfied.

5.	Indemnification by Purchaser.

You acknowledge and understand that the Company has agreed to offer and sell the Common Stock to you based upon the representations and warranties made by you in this Agreement, and you hereby agree to indemnify the Company and to hold the Company and its incorporators, officers, directors and professional advisors harmless against all liability, costs or expenses (including attorneys’ fees) arising by reason of or in connection with any misrepresentation or any breach of such representations and warranties by you, or arising as a result of the sale or distribution of any Common Stock by you in violation of the Securities Act or other applicable law.

6.	Resale Registration Rights.

The Company shall use its commercially reasonable best efforts to (a) cause a registration statement on Form S-3 covering the resale of the Common Stock to be filed with the SEC and become effective no later than February 15, 2024 and (b) keep such registration statement continuously effective under the Securities Act until November 15, 2024.

7.	Miscellaneous.

7.1       Successors and Assigns. All the provisions of this Agreement by or for the benefit of the parties shall bind and inure to the benefit of respective successors and permitted assigns of each party.

7.2       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to you, at your address set forth on the first page hereof, or at such other address as you shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the first page hereof, or at such other address as the Company shall have furnished to you in writing in accordance with this Section 7.2.

7.3       Waivers; Amendments. Any provision of this Agreement may be amended or modified with (but only with) the written consent of the Company and you. Any amendment, modification or waiver effected in compliance with this Section 7.3 shall be binding upon the Company and you. No failure or delay of the Company or you in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power. The rights and remedies of the Company and you hereunder are cumulative and not exclusive of any rights or remedies which each would otherwise have.

7.4       Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.5       Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware without regard to principles of conflicts of law, except as otherwise required by mandatory provisions of law.

7.6       Section Headings. The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Agreement.

7.7       Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

7.8       Finder’s Fees. You represent and warrant to the Company that no finder or broker has been retained by you in connection with the transactions contemplated by this Agreement and you hereby agree to indemnify and to hold the Company and its respective officers, directors and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which you, or any of your employees or representatives, are responsible. The Company hereby agrees to indemnify and to hold you, and your respective officers, directors and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

7.9       Other Documents. The parties to this Agreement shall in good faith execute such other and further instruments, assignments or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

7.10     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and which shall become effective when there exist copies signed by the Company and by you.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives effective as of the date set forth on the first page hereof.

EMPIRE PETROLEUM CORPORATION

By:	/s/ Michael R. Morrisett
Michael R. Morrisett, President and CEO

Accepted and agreed to this 29th day of November, 2023.

BUYER
Energy Evolution Master Fund, Ltd.

By:	E2 Investment Advisors LLC,
Investment Manager
By:	/s/ Sterling Mulacek